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                                                                    EXHIBIT 99.1



News Release
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                      AMGEN UPDATES FINANCIAL COMMUNITY ON
                  CLINICAL PROGRESS AND NEW RESEARCH PROGRAMS


FOR IMMEDIATE RELEASE

NEW YORK, March 4, 1997 -- At its annual business review meeting, Amgen (NASDAQ:AMGN) today told the financial community that NEUPOGEN(R) (Filgrastim) and EPOGEN(R) (Epoetin alfa) are delivering solid sales growth that will continue to enhance shareholder value and feed a growing research and development program. The company for the first time revealed new neuroscience initiatives and announced a number of developments in its genomics program.

"The strong performance of our two products is enabling Amgen to pursue a number of exciting programs. We have numerous promising product candidates in clinical trials and anticipate that our genomics program and other research initiatives will provide a number of new products for clinical trials in the next several years," said Gordon Binder, chairman and chief executive officer.

Progress and New Targets in Neuroscience Program
------------------------------------------------

Amgen said that ongoing preclinical studies with glial derived neurotrophic factor (GDNF) in Parkinson's disease are continuing to yield encouraging results that support the rationale for ongoing clinical development of the drug in this disease and Phase 1 safety data is expected by year end. Amgen previewed early preclinical research in protection against hearing loss, a significant disability for 25 million people in the United States.

The company has initiated preclinical research to evaluate several agents which may hold potential for photoreceptor degeneration, the leading cause of blindness for several million older Americans.

Amgen also announced that it plans to begin clinical trials to study leptin in non-insulin dependent type II diabetes within the next 12 months. A Phase 1 safety trial looking at leptin in obesity is moving forward and data will be available by the end of the second quarter of 1997.

Genomics Program Reviewed
-------------------------

Amgen reviewed several potential targets emerging from its genomics program.
The first published discovery from the program was described in a peer-reviewed paper last month in Science and revealed that scientists in the company's genome research group have cloned for the first time the gene encoding one component of the human telomerase enzyme. The enzyme appears to be essential to the growth and proliferation of most cancer cells and may provide a "universal target" for cancer drug development.

"Amgen has a significant genomics program that has been established over the last five years and there is evidence of several early successes. We look forward to sharing more developments in the next few years and expect the program to add to our very active clinical pipeline," Mr. Binder said.
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AMGEN UPDATES FINANCIAL COMMUNIY
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Strengthened Inflammation Program
---------------------------------

Amgen shared its strategy for advancing the company's inflammation projects which confirmed a strengthened approach to inflammatory disease. While both IL-1ra and TNFbp, which were acquired in the Synergen acquisition, have been in Phase 1/2 clinical trials, Amgen has simultaneously developed second-generation molecules as replacements for TNFbp and a sustained delivery formulation for IL-1ra which have demonstrated greater promise than the original product candidates. The company said it will not pursue further clinical development of the first generation TNFbp but will continue clinical development of first generation IL-1ra.

Clinical Development Continues to Show Progress
-----------------------------------------------

An update on other product candidates progressing through clinical trials was also provided. In the oncology arena, Amgen plans to file a Biological License Application (BLA) with the U.S. Food and Drug Administration for its stem cell factor, STEMGEN/tm/, during the second quarter. Clinical programs with Amgen's novel platelet factor, megakaryocyte growth and development factor (MGDF), and keratinocyte growth factor (KGF) for cancer patients are also proceeding on track. In 1997, the company hopes to gain new indications for NEUPOGEN in AIDS and acute myelogenous leukemia (AML).

In addition, for the first time recently available INFERGEN(R) (Interferon alfacon-1) data about the benefits of retreatment of Hepatitis C patients who have failed current therapy will be presented at a NIH Consensus Conference later this month. A Biological License Application (BLA) for INFERGEN was filed last year.

Amgen is a global biotechnology company that discovers, develops, manufactures and markets human therapeutics based on advances in cellular and molecular biology.

NOTE: This news release contains forward looking statements that involve risks and uncertainties, including risks associated with clinical development, regulatory approvals, product commercialization and other risks described from time to time in the SEC reports filed by Amgen, including the most recently filed Form 10-Q.

An electronic version of this news release may be accessed via our web site at www.Amgen.com. Visit the Corporate Center and click on Amgen News. Journalists and media representatives may sign up to receive all news releases electronically at time of announcement by filling out a short form in the Amgen News section of the web site.